UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 28, 2012

Ring Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53920	90-0406406
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

6555 South Lewis Street, Suite 200, Tulsa, OK	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (918) 499-3880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 – Financial Statements and Exhibits

On June 28, 2012, Ring Energy, Inc. (“Ring”) completed the acquisition of Stanford Energy, Inc. (“Stanford”) through the closing of a stock-for-stock exchange agreement dated May 3, 2012.  On July 5, 2012, Ring filed a report on Form 8-K disclosing the completion of this acquisition without the information required under this item.  Included in this amended report are the audited financial statements of Stanford and the audited carve-out financial statements of its predecessor required pursuant to paragraph (a) this item.  Also included is the pro forma financial information required pursuant to paragraph (b) of this item in connection with this acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: September 12, 2012

By /s/ William R. Broaddrick

William R. Broaddrick

      Interim Chief Executive Officer

RING ENERGY, INC. AND SUBSIDIARY

INDEX TO FINANCIAL STATEMENTS

Page

Stanford Energy, Inc.

Report of Independent Registered Public Accounting Firm

4

Balance Sheets as of December 31, 2011 and 2010

5

Statements of Operations for the Eight Months Ended December 31, 2011, for the Four

  Months Ended April 30, 2011 and for the Year Ended December 31, 2010

6

Statements of Predecessor Owners’ Net Investment (Deficit) for the Year Ended

  December 31, 2010 and for the Four Months Ended April 30, 2011

7

Statement of Stockholders’ Equity (Deficit) for the Eight Months Ended December 31, 2011

7

Statements of Cash Flows for the Eight Months Ended December 31, 2011, for the Four

  Months Ended April 30, 2011 and for the Year Ended December 31, 2010

8

Notes to Financial Statements

9

Unaudited Supplemental Information on Oil and Natural Gas Activities and Reserves

18

Ring Energy, Inc. and Subsidiary

Unaudited Pro Forma Condensed Consolidated Statements of Operations

20

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months

  Ended June 30, 2012

21

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended

  December 31, 2011

22

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

23

Miocene Oil and Gas Property Acquired

Report of Independent Registered Public Accounting Firm

25

Statements of Oil and Natural Gas Sales and Direct Operating Expenses for the Eight Months

  Ended August 31, 2011 and for the Year Ended December 31, 2010

26

Unaudited Supplemental Information on Oil and Natural Gas Reserves

27

Fisher II Property Acquired

Report of Independent Registered Public Accounting Firm

28

Statements of Oil and Natural Gas Sales and Direct Operating Expenses for the Eleven Months

  Ended November 30, 2011 and for the Year Ended December 31, 2010

29

Unaudited Supplemental Information on Oil and Natural Gas Reserves

30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders

Ring Energy, Inc.

We have audited the accompanying balance sheet of Stanford Energy, Inc. (the Company) as of December 31, 2011, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the eight months then ended. We have also audited the accompanying predecessor carve-out balance sheet of the Fisher I Property as of December 31, 2010, and the related predecessor carve-out statements of operations, owners’ net investment (deficit), and cash flows for the four months ended April 30, 2011 and for the year ended December 31, 2010. These financial statements are the responsibility of the management of Stanford Energy, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Stanford Energy, Inc. financial statements referred to above present fairly, in all material respects, the financial position of Stanford Energy, Inc. as of December 31, 2011, and the results of its operations and its cash flows for the eight months then ended, and the predecessor carve-out financial statements of the Fisher I Property referred to above present fairly, in all material respects, the financial position of the Fisher I Property as of December 31, 2010, and the results of its operations and its cash flows for the four months ended April 30, 2011 and for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah

June 27, 2012

The accompanying notes are an integral part of these financial statements.

STANFORD ENERGY, INC.

BALANCE SHEETS

		Predecessor
	Successor	Carve-Out
	December 31,	December 31,
	2011	2010
ASSETS
Current Assets
Cash	$11,372	$-
Accounts receivable	91,022	30,383
Prepaid expenses and retainers	46,301	-
Total Current Assets	148,695	30,383
Properties and Equipment
Oil and natural gas properties subject to amortization	6,597,433	306,460
Office equipment	11,133	-
Total Properties and Equipment	6,608,566	306,460
Accumulated depreciation, depletion and amortization	(89,376)	(51,432)
Net Properties and Equipment	6,519,190	255,028
Refundable lease deposit	75,000	-
Total Assets	$6,742,885	$285,411

LIABILITIES AND STOCKHOLDERS'/OWNERS' EQUITY
(DEFICIT)
Current Liabilities
Accounts payable	$100,321	$12,127
Accrued compensation	100,000	-
Derivative put option	276,736	-
Total Current Liabilities	477,057	12,127
Noncurrent Liabilities
Revolving line of credit	9,244,428	-
Note payable to Ring Energy, Inc.	853,122	-
Asset retirement obligations	274,788	261,598
Total Noncurrent Liabilities	10,372,338	261,598
Stockholders'/Owners' Equity (Deficit)
Common stock - $0.01 par value; 75,000,000 shares authorized;
3,440,000 shares issues and outstanding	3,440	-
Additional paid-in capital	204,585
Accumulated deficit	(4,314,535)	-
Predecessor owners' net investment	-	11,686
Total Stockholders'/Owners' Equity (Deficit)	(4,106,510)	11,686
Total Liabilities and Stockholders'/Owners' Equity (Deficit)	$6,742,885	$285,411

The accompanying notes are an integral part of these financial statements.

STANFORD ENERGY, INC.

STATEMENTS OF OPERATIONS

		Predecessor
	Successor	Carve-Out
	For the Eight	For the Four	For the Year
	Months Ended	Months Ended	Ended
	December 31,	April 30,	December 31,
	2011	2011	2010

Oil and Natural Gas Sales	$388,674	$96,956	$278,010

Costs and Operating Expenses
Lease operating expenses	173,310	71,656	126,128
Production taxes	18,428	4,468	12,819
Depreciation, depletion and amortization	89,376	2,778	10,339
Accretion expense	5,547	3,732	10,737
General and administrative expenses (including
$95,897 in share-based compensation)	428,575	6,000	18,000

Total Costs and Operating Expenses	715,236	88,634	178,023

Income (Loss) from Operations	(326,562)	8,322	99,987

Other Income (Expense)
Gain on derivative put options	73,946	-	-
Gain on change in value of available-for-sale securities	160,000	-	-
Non-refundable transaction fee	250,000	-	-
Interest expense	(94,219)	-	-

Other Income, net	389,727	-	-

Net Income	$63,165	$8,322	$99,987

Basic Earnings per Share	$0.01	$-	$0.02
Diluted Earnings per Share	$0.01	$-	$0.02

The accompanying notes are an integral part of these financial statements.

STANFORD ENERGY, INC.

STATEMENTS OF PREDECESSOR OWNERS’ NET INVESTMENT (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2010 AND

FOR THE FOUR MONTHS ENDED APRIL 30, 2011

Owners' Net
Investment
Predecessor	(Deficit)
Balance, December 31, 2009	$12,550
Distributions to owners	(100,851)
Net income	99,987
Balance, December 31, 2010	11,686
Distributions to owners	(26,416)
Net income	8,322
Balance, April 30, 2011	$(6,408)

STANFORD ENERGY, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE EIGHT MONTHS ENDED DECEMBER 31, 2011

					Total
			Additional		Stockholders'
	Common Stock		Paid-in	Accumulated	Equity
Successor	Shares	Amount	Capital	Deficit	(Deficit)
Balance, May 1, 2011	6,250,000	$6,250	$199,750	$-	$206,000
Capital contributions from shareholders
of available-for-sale securities	-	-	200,000	-	200,000
Net capital distributions to shareholders	-	-	(150,000)	-	(150,000)
Share-based compensation	-	-	95,897	-	95,897
Redemption of common stock and
distributions to shareholders	(2,810,000)	(2,810)	(141,062)	(4,377,700)	(4,521,572)
Net income	-	-	-	63,165	63,165
Balance, December 31, 2011	3,440,000	$3,440	$204,585	$(4,314,535)	$(4,106,510)

The accompanying notes are an integral part of these financial statements.

STANFORD ENERGY, INC.

STATEMENTS OF CASH FLOWS

		Predecessor
	Successor	Carve-Out
	For the Eight	For the Four	For the Year
	Months Ended	Months Ended	Ended
	December 31,	April 30,	December 31,
	2011	2011	2010
Cash Flows From Operating Activities
Net income	$63,165	$8,322	$99,987
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, depletion and amortization	89,376	2,778	10,339
Accretion expense	5,547	3,732	10,737
Share-based compensation	95,897	-	-
Gain on derivative put options	(73,946)	-	-
Gain on available-for-sale securities	(160,000)	-	-
Interest expense on advances from Ring Energy, Inc.	3,122	-	-
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(38,744)	4,677	(12,673)
Prepaid expenses	(46,301)	-	-
Accounts payable	68,140	6,907	(7,539)
Accrued compensation	100,000	-	-
Net Cash Provided by Operating Activities	106,256	26,416	100,851
Cash Flows from Investing Activities
Payments to purchase oil and natural gas properties	(5,144,565)	-	-
Payments to develop oil and natural gas properties	(317,042)	-	-
Purchase of office equipment	(11,133)	-	-
Payment of lease deposits	(75,000)	-	-
Net Cash Used in Investing Activities	(5,547,740)	-	-
Cash Flows From Financing Activities
Cash distributions	(250,000)	(26,416)	(100,851)
Cash contributions	100,000	-	-
Redemption of common stock	(4,521,572)	-	-
Proceeds from borrowings	9,244,428	-	-
Advances from Ring Energy, Inc.	850,000	-	-
Net Cash Provided by Financing Activities	5,422,856	(26,416)	(100,851)
Net Decrease in Cash	(18,628)	-	-
Cash at Beginning of Period	30,000	-	-
Cash at End of Period	$11,372	$-	$-
Supplemental Cash Flow Information
Cash paid for interest	$91,097	$-	$-
Noncash Investing and Financing Activities
Oil and natural gas properties acquired	$6,104,391
Accounts receivable acquired	52,278
Accounts payable assumed	(32,181)
Asset retirement obligations assumed	(269,241)
Payments with Ring Energy, Inc. common stock	(360,000)
Derivative put option incurred	(350,682)
Cash payments for oil and natural gas properties acquired	$5,144,565	$-	$-
Capital contribution of Ring Energy, Inc. common stock	$200,000	$-	$-

The accompanying notes are an integral part of these financial statements.

STANFORD ENERGY, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations – Stanford Energy, Inc. (“Stanford” or the “Company”) is a Texas corporation that owns interests in oil and natural gas properties located in Texas.  The Company’s oil and natural gas sales, profitability and future growth are dependent upon prevailing and future prices for oil and natural gas and the successful acquisition, exploration and development of oil and natural gas properties.  Oil and natural gas prices have historically been volatile and may be subject to wide fluctuations in the future.  A substantial decline in oil and natural gas prices could have a material adverse effect on the Company’s financial position, results of operations, cash flows and quantities of oil and natural gas reserves that may be economically produced.

Reorganization into Ring Energy, Inc. – On June 28, 2012, Ring Energy, Inc. (“Ring”) completed the acquisition of Stanford Energy, Inc. through the closing of a stock-for-stock exchange agreement dated May 3, 2012.  As a result, Stanford became a wholly-owned subsidiary of Ring.  At the closing, the Stanford shareholders exchanged their 1,376 shares of Stanford common stock for 3,440,000 shares of Ring common stock.  In addition, Ring assumed and adopted Stanford’s equity compensation plan and its outstanding options to purchase 450 shares of Stanford common stock, which represented the right to purchase 1,125,000 shares of Ring common stock at $2.00 per share.  On February 6, 2012, the date the terms of the exchange agreement were agreed to and announced, Ring had 5,786,884 shares of common stock outstanding, of which Stanford shareholders held 793,317 shares.

Under current accounting guidance, as a result of the number of shares and stock options to acquire shares issued to the Stanford shareholders and option holders, Stanford was determined to be the accounting acquirer and its historical financial statements have been adjusted to reflect its reorganization in a manner equivalent to a 2,500-for-1 stock split.  The accompanying financial statements have been adjusted to reflect the authorized capital and par value of Ring and to reflect the effects of the stock split for all periods presented.

Predecessor Carve-Out Financial Statements – On May 23, 2011, Stanford acquired developed and undeveloped properties referred to as the Fisher I Property.  The Fisher I Property represents Stanford’s predecessor under Rule 405 of Regulation C of the Securities Act of 1933, as amended, as the Fisher I Property was Stanford’s first significant interest in producing oil and natural gas properties and Stanford’s own operations before the acquisition were insignificant relative to the operations acquired.  In that regard, upon consummation of the acquisition, the historical financial statements of the Fisher I Property became the historical financial statements of the Company.  The accompanying predecessor financial statements present the full carve-out financial position, the related revenues earned and costs and expenses incurred, and the cash flows of the predecessor owners relative to the Fisher I Property.

Subsequent to the acquisition, the successor financial statements present the financial position, operations and cash flows of the assets acquired, the liabilities assumed and operations of the Fisher I Property as well as those of other properties acquired subsequently and are reflected at their purchase-date fair values.  Those fair values are reflected as the cost of the assets acquired and the carrying amounts of the liabilities assumed, and are the basis of the resulting operations of the successor.

Prior to the acquisition of the Fisher I Property, Stanford had little activity and was a development stage company.  Its planned operations were to acquire, develop and operate oil and natural gas properties.  Stanford had no revenue, expenses or income during the four months ended April 30, 2011.  Changes in Stanford’s stockholders’ equity for the four months ended April 30, 2011, on a post-split basis, were as follows:

			Additional	Total
	Common Stock		Paid-in	Stockholders'
	Shares	Amount	Capital	Equity
Balance, December 31, 2010	5,000,000	$5,000	$(5,000)	$-
Common stock issued for no consideration	1,250,000	1,250	(1,250)	-
Cash paid in from shareholders without
the issuance of additional shares	-	-	206,000	206,000
Balance, April 30, 2011	6,250,000	$6,250	$199,750	$206,000

STANFORD ENERGY, INC.

NOTES TO FINANCIAL STATEMENTS

Stanford’s cash flows during the four months ended April 30, 2011 were as follows:

Cash Flows from Investing Activities
Payments to purchase oil and gas properties	$(176,000)
Cash Flows From Financing Activities
Capital contributions from shareholders	206,000
Net Increase in Cash	30,000
Cash at Beginning of Period	-
Cash at End of Period	$30,000

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Changes in the future estimated oil and natural gas reserves or the estimated future cash flows attributable to the reserves that are utilized for impairment analysis could have a significant impact on the Company’s future results of operations.

Fair Values of Financial Instruments – The carrying amounts reported for the revolving line of credit approximates fair value because the underlying instrument is at an interest rate that approximates current market rates.  The derivative put options are carried at fair value.

Concentration of Credit Risk and Accounts Receivable – Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable.  Cash was not in excess of federally insured limits at December 31, 2011.  The Company places its cash with a high credit quality financial institution.

All of the Company’s accounts receivable are from purchasers of oil and natural gas.  Oil and natural gas sales are generally unsecured.  The Company has not had any significant credit losses in the past and believes its accounts receivable are fully collectable.  Accordingly, no allowance for doubtful accounts has been provided.

Oil and Natural Gas Properties – The Company uses the full cost method of accounting for oil and natural gas properties.  Under this method, all costs directly associated with the acquisition, exploration, and development of oil and natural gas reserves are capitalized into a full cost pool.  Costs capitalized include acquisition costs, geological and geophysical costs, lease rentals on undeveloped properties and costs of drilling and equipping productive and non-productive wells.  Drilling costs include directly related overhead costs.  Capitalized costs are categorized either as being subject to amortization or not subject to amortization.  All costs were subject to amortization as of December 31, 2011.

All capitalized costs of oil and natural gas properties, including the estimated future costs to develop proved reserves and estimated future costs to plug and abandon wells and costs of site restoration, less the estimated salvage value of equipment associated with the oil and natural gas properties, are amortized on the unit-of-production method using estimates of proved reserves as determined by independent engineers.  Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined.  The Company evaluates oil and gas properties for impairment at least annually.  If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.  For the eight months ended December 31, 2011, total depreciation, depletion and amortization was $89,376 or $19.19 per barrel-of-oil-equivalent produced.  Depreciation, depletion and amortization for the four months ended April 30, 2011 and for the year ended December 31, 2010 was $2,778 or $2.69 per barrel-of-oil-equivalent produced and $10,339 or $2.80 per barrel-of-oil equivalent produced, respectively.

In addition, capitalized costs less accumulated depreciation, depletion and amortization and related deferred income taxes are adjusted to not exceed an amount (the full cost ceiling) equal to the sum of (1) the present value of estimated future net revenues from proved reserves, based on current economic and operating conditions and computed in compliance with SEC guidelines, discounted at 10%; (2) the cost of properties not being amortized and (3) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less income tax effects, if applicable, related to differences between the carrying amount and the tax basis of the properties. Consideration received from sales or transfers of oil and gas property is accounted for as a reduction of capitalized costs.

STANFORD ENERGY, INC.

NOTES TO FINANCIAL STATEMENTS

Office Equipment – Office equipment is valued at historical cost adjusted for impairment loss less accumulated depreciation.  Historical costs include all direct costs associated with the acquisition of office equipment and placing it in service.  Depreciation is calculated using the straight-line method based upon an estimated useful life of 5 to 7 years.

Asset Retirement Obligation – The Company records a liability in the period in which an asset retirement obligation (“ARO”) is incurred, in an amount equal to the discounted estimated fair value of the obligation that is capitalized.  Thereafter, this liability is accreted up to the final estimated retirement cost.  An ARO is a future expenditure related to the disposal or other retirement of certain assets.  The Company’s ARO relates to future plugging and abandonment expenses of its oil and natural gas properties and related facilities disposal.

Revenue Recognition – The Company predominantly derives its revenue from the sale of produced oil and natural gas.  Sales are recorded in the month the product is delivered to the third-party purchasers.  At the end of each month, the Company recognizes oil and natural gas sales based on estimates of the amount of production delivered to purchasers and the price to be received.  Variances between the Company’s estimated oil and natural gas sales and actual receipts are recorded in the month the payments are received.  Revenue is not recognized in connection with contractual services performed on properties in which the Company holds an ownership interest.

Major Customers – During the eight months ended December 31, 2011, sales to two customers represented 52% and 42% of total sales, respectively.  At December 31, 2011, these two customers made up 71% of accounts receivable.  For the four months ended April 30, 2011 and the year ended December 31, 2010, sales to one customer represented 100% of total sales and this customer made up 100% of accounts receivable as of December 31, 2010.

Share-Based Employee Compensation – The Company has outstanding stock option grants to directors and employees, which are described more fully in Note 7.  The Company recognizes of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and recognizes the related compensation expense over the period during which an employee is required to provide service in exchange for the award, which is generally the vesting period.

Share-Based Compensation to Non-Employees – The Company accounts for share-based compensation issued to non-employees as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The measurement date for these issuances is the earlier of the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient’s performance is complete.

Earnings per Share – Basic earnings per share are computed using the weighted-average number of common shares outstanding during the period.  Diluted earnings per share are computed using the weighted-average shares outstanding during the period, but also include the dilutive effect of stock options, using the treasury method.  Under the treasury method, the exercise price and the amount of unrecognized compensation expense related to unvested stock options are assumed to be used to repurchase shares.  The following table summarizes the calculation of the weighted-average common shares outstanding used in the computations of basic and diluted earnings per share:

		Predecessor
	Successor	Carve-Out
	For the Eight	For the Four	For the Year
	Months Ended	Months Ended	Ended
	December 31,	April 30,	December 31,
	2011	2011	2010
Net income	$63,165	$8,322	$99,987
Basic weighted-average common shares outstanding	6,077,959	6,250,000	6,250,000
Effect of dilutive stock options	-	-	-
Diluted weighted-average common shares outstanding	6,077,959	6,250,000	6,250,000
Basic earnings per share	$0.01	$-	$0.02
Diluted earnings per share	$0.01	$-	$0.02

Stock options to purchase 1,125,000 shares of common stock were excluded from the calculation of diluted earnings per share during the eight months ended December 31, 2011 as their effect would have been anti-dilutive. There were no stock options outstanding during the four months ended April 30, 2011 or the year ended December 31, 2010.

STANFORD ENERGY, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – ACQUISITIONS

Fisher I Property – On May 23, 2011, Stanford purchased proved developed and undeveloped oil and natural gas reserves (the “Fisher I Property”) located in the Permian Basin, Andrews County, Texas.  The Fisher I Property acquired consisted of 100% of the working interest (75% net revenue interest) in four producing leases, a 99.6% working interest (74.7% net revenue interest) in 640 undeveloped acres and a 92.0% working interest (69.0% net revenue interest) in 960 undeveloped acres.  The Fisher I Property was acquired for $2,296,228 of total consideration consisting of cash of $2,183,306, the transfer of 20,000 shares of Ring Energy, Inc. (“Ring”) common stock, valued at $2.00 per share or $40,000, and the issuance of a put option relating to the Ring shares valued at $72,922, whereby the holders could put the Ring shares back to Stanford for $5.00 per share through November 24, 2011.

For purposes of acquisition accounting, the fair value of the Ring shares transferred was determined based on the price stockholders of the Company paid to purchase the shares in May 2011 (see Note 11) since there was not an active market for the Ring shares.  The value of the put option was determined using the Black-Scholes option pricing model based on the following assumptions: risk-free interest rate of 0.11%; expected life of 0.5 years; dividend yield of 0% and volatility of 207%, which was calculated on Ring stock historical prices.  Stanford incurred $30,673 of acquisition-related costs, which have been included in general and administrative expense in the accompanying statement of operations for the eight months ended December 31, 2011.

The acquisition qualified as a business combination and as such, Stanford recognized the assets acquired and the liabilities assumed at their fair values as of the May 23, 2011 acquisition date, which is the date the Company obtained control of the properties.  Oil and natural gas sales receivable and production costs payable at May 23, 2011 were not material.  The estimated fair value of these properties approximated the consideration paid, which the Company concluded approximated the fair value that would be paid by a typical market participant.  As a result, neither goodwill nor a bargain purchase gain was recognized related to the acquisition.  The following table summarizes the assets acquired and the liabilities assumed:

Proved developed and undeveloped oil and gas properties	$2,358,483
Asset retirement obligation	(62,255)
Total Identifiable Net Assets	$2,296,228

Oil and natural gas sales and income from operations before general and administrative expense from the Fisher I Property, included in the accompanying statement of operations for the eight months ended December 31, 2011, were $166,250 and $49,116, respectively.

Miocene Property – On August 17, 2011, Stanford purchased additional proved developed and undeveloped oil and natural gas reserves (the “Miocene Property”) located in the Permian Basin, Andrews County, Texas.  The Miocene Property consisted of 100% of the working interest (75% to 77% net revenue interest) in three producing leases.  The Miocene Property was acquired for cash totaling $1,791,165.  The Company incurred $98,984 of acquisition-related costs, which have been included in general and administrative expense in the accompanying statement of operations for the eight months ended December 31, 2011.

The acquisition was recognized as a business combination whereby Stanford recorded the assets acquired and the liabilities assumed at their fair values as of August 31, 2011, which is the date the Company obtained control of the properties and was the acquisition date for financial reporting purposes.  The estimated fair value of Miocene Property approximated the consideration paid, which the Company concluded approximated the fair value that would be paid by a typical market participant.  The following table summarizes the fair values of the assets acquired and the liabilities assumed:

Assets Acquired
Accounts receivable	$52,278
Proved developed and undeveloped oil and gas properties	1,810,662
Liabilities Assumed
Accounts payable	(32,181)
Asset retirement obligation	(39,594)
Total Identifiable Net Assets	$1,791,165

Oil and natural gas sales and income from operations before general and administrative expense from the Miocene Property, included in the accompanying statement of operations for the eight months ended December 31, 2011, were $217,959 and $60,313, respectively.

STANFORD ENERGY, INC.

NOTES TO FINANCIAL STATEMENTS

Fisher II Property – On December 1, 2011, the Company purchased proved developed and undeveloped oil and natural gas reserves (the “Fisher II Property”) located in the Permian Basin, Andrews County, Texas.  The Fisher II Property acquired consisted of 100% of the working interest (75% net revenue interest) in one lease.  The Fisher II Property was acquired for $1,747,760 of total consideration consisting of cash of $1,150,000, the transfer of 80,000 shares of Ring common stock, valued at $4.00 per share or $320,000, and the issuance of a put option relating to the Ring shares valued at $277,760, whereby the holder can put the Ring shares back to Stanford at $5.00 per share through December 1, 2012.

Due to the lack of an active market for the Ring shares, the fair value of the Ring shares transferred was determined based on the price at which Ring shares were being sold in a private placement active during the time period that this acquisition occurred.  The value of the put option was determined using the Black-Scholes option pricing model based on the following assumptions: risk-free interest rate of 0.11%; expected life of 1.0 years; dividend yield of 0% and volatility of 198%, which was calculated on Ring stock historical prices.  The Company incurred $6,898 of acquisition-related costs, which have been included in general and administrative expense in the accompanying statement of operations for the eight months ended December 31, 2011.

The acquisition of the Fisher II Property was recognized as a business combination. Stanford recorded the assets acquired and the liabilities assumed at their fair values.  The estimated fair value of the Fisher II Property approximated the consideration paid, which the Company concluded approximated the fair value that would be paid by a typical market participant. The following table summarizes the fair values of the assets acquired and the liabilities assumed:

Proved developed and undeveloped oil and gas properties	$1,915,152
Asset retirement obligation	(167,392)
Total Identifiable Net Assets	$1,747,760

Oil and natural gas sales and loss from operations before general and administrative expense from the Fisher II Property, included in the accompanying statement of operations for the eight months ended December 31, 2011, were $4,465 and $(7,416), respectively.

Pro Forma Results from Operations – The following unaudited pro forma information is presented to reflect the operations of the Company as if the acquisitions had been completed on January 1, 2011 and 2010, respectively:

For the Years Ended December 31,	2011	2010
Oil and Natural Gas Sales	1,167,722	1,149,649
Net Income	132,734	181,509

Pro forma net income for the year ended December 31, 2011 includes a nonrecurring $250,000 nonrefundable transaction fee from Ring Energy, Inc.

NOTE 3 – OIL AND NATURAL GAS PRODUCING ACTIVITIES

Set forth below is certain information regarding the aggregate capitalized costs of oil and natural gas properties and costs incurred by the Company for its oil and natural gas property acquisitions, development and exploration activities:

		Predecessor
	Successor	Carve-Out
	December 31,	December 31,
	2011	2010
Unproved oil and natural gas properties	$-	$-
Proved oil and natural gas properties	6,597,433	306,460
Office equipment	11,133	-
Total capitalized costs	6,608,566	306,460
Accumulated depletion, depreciation and amortization	(89,376)	(51,432)

Net Capitalized Costs	$6,519,190	$255,028

STANFORD ENERGY, INC.

NOTES TO FINANCIAL STATEMENTS

		Predecessor
	Successor	Carve-Out
	For the Eight	For the Four	For the Year
	Months Ended	Months Ended	Ended
	December 31,	April 30,	December 31,
	2011	2011	2010
Acquisition of proved properties	$6,104,391	$-	$-
Acquisition of unproved properties	-	-	-
Exploration costs	-	-	-
Development costs	317,042	-	-

Total Net Costs Incurred	$6,421,433	$-	$-

NOTE 4 – NOTES PAYABLE

In May 2011, the Company entered into a credit agreement with a bank that provides for a revolving line of credit of up to $10 million for borrowings and letters of credit.  As of December 31, 2011, $755,572 was available to be drawn on the line of credit.  The agreement includes a non-usage commitment fee of 0.20% per annum and covenants limiting other indebtedness, liens, transfer or sale of assets, distributions or dividends and merger or consolidation activity.  The facility has an interest rate of the bank’s prime rate plus 0.75% with the total interest rate to be charged being no less than 4.00% per annum.  As of December 31, 2011 the interest rate being charged was 4.00%.  The note matured on May 10, 2012 and was extended to May 10, 2013.  This revolving line of credit is classified as a noncurrent liability on the balance sheet.  The Company has shown the intent and ability to finance this debt on a long-term basis.  Two of the Company’s stockholders are jointly and severally obligated for outstanding borrowings under the credit facility.

As of December 31, 2011, the Company had received unsecured advances from Ring Energy, Inc. totaling $850,000 and had accrued interest payable thereon of $3,122.  The advances were pursuant to an agreement allowing for unsecured advances totaling $1,000,000 with an interest rate of 5.00% per annum.  Borrowings outstanding were payable on January 31, 2013.  The Company executed a promissory note payable to Ring Energy, Inc. for $1,000,000 in January 2012 relating to amounts borrowed during 2011 and amounts drawn subsequent to December 31, 2011.

NOTE 5 – ASSET RETIREMENT OBLIGATION

The asset retirement obligation relating to the predecessor carve-out financial statements was computed using an annual credit-adjusted risk-free discount rate of 4.28%.  The asset retirement obligation incurred by the successor upon each of the three acquisitions was computed using the annual credit-adjusted risk-free discount rate at the applicable date, which rates were from 6.55% to 7.62% per annum.  Changes in the asset retirement obligation were as follows:

		Predecessor
	Successor	Carve-Out
	For the Eight	For the Four	For the Year
	Months Ended	Months Ended	Ended
	December 31,	April 30,	December 31,
	2011	2011	2010
Balance, beginning of period	$-	$261,598	$250,861
Liability incurred	269,241	-	-
Accretion expense	5,547	3,732	10,737
Balance, end of period	$274,788	$265,330	$261,598

NOTE 6 – STOCKHOLDERS’ EQUITY

In December 2011, the Company repurchased for cash 1,405,000 shares each from the Company’s two original stockholders at a price of $1.61 per share, for an aggregate price of $4,521,572.  This transaction occurred to allow the stockholders to receive a return on their investment in the form of cash payments in anticipation of the stock exchange with Ring Energy, Inc. that would not allow for monetization of that investment for an extended period of time.

STANFORD ENERGY, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 7 –STOCK OPTIONS

In 2011, the Company’s Board of Directors and stockholders approved and adopted a long-term incentive plan which allows for the issuance of up to 2,500,000 shares of common stock through the grant of qualified stock options, non-qualified stock options and restricted stock.  As of December 31, 2011, there were 1,375,000 shares eligible for issuance under the plan.  On December 1, 2011, the Company granted 1,125,000 non-qualified stock options exercisable at $2.00 per share.  The stock options vest at the rate of 20% each year over five years beginning one year from the date granted and expire ten years from the date granted.

The fair value of each option award was estimated on the date of grant using the Black-Scholes option pricing model and using certain assumptions.  The expected volatility was based on the historical price volatility of the Dow Jones U.S. Oil and Gas Index. The Company used the simplified method for estimating the expected term for options granted in 2011. Under the simplified method, the expected term is equal to the midpoint between the vesting period and the contractual term of the stock option.  The risk-free interest rate represents the U.S. Treasury bill rate for the expected life of the related stock options. The dividend yield represents the Company’s anticipated cash dividend over the expected life of the stock options. The following are the weighted-average assumptions used to determine the fair value of options granted during the eight months ended December 31, 2011:

Risk free interest rate	0.97%
Expected life	6.5 years
Dividend yield	0%
Volatility	32%

A summary of the stock option activity as of December 31, 2011, and changes during the eighth months then ended is as follows:

Weighted-
		Weighted-	Average
		Average	Remaining	Average
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
Outstanding, April 30, 2011	-
Granted	1,125,000	$2.00
Outstanding, December 31, 2011	1,125,000	$2.00	9.9 years	$2,205,000
Exercisable, December 31, 2011	-

The weighted-average grant-date fair value of options granted during 2011 was $2.32 per share.  Share-based compensation expense for the eight months ended December 31, 2011 was $95,897.  As of December 31, 2011, there was approximately $2,463,620 of unrecognized compensation cost related to stock options, adjusted for expected forfeitures, that is expected be recognized over a weighted-average period of 2.9 years.  The aggregate intrinsic value was determined based on the $4.00 market value of the Ring Energy, Inc. common stock on December 31, 2011.

NOTE 8 – RELATED PARTY TRANSACTIONS

During 2011, the Company received a $250,000 nonrefundable transaction fee from Ring Energy, Inc. pursuant to stock exchange transaction between the two companies.

During 2011, the Company received advances totaling $850,000 from Ring Energy, Inc. pursuant to the same stock exchange transaction between the two companies.

NOTE 9 – COMMITMENTS AND CONTINGENT LIABILITIES

Standby Letters of Credit – A commercial bank has issued a standby letter of credit on behalf of the Company to the state of Texas for $50,000 to allow the Company to do business in that state.  The Company intends to renew the standby letter of credit for as long as the Company does business there.  No amounts have been drawn under the standby letters of credit.

STANFORD ENERGY, INC.

NOTES TO FINANCIAL STATEMENTS

Operating Leases –The Company entered into a lease agreement on January 6, 2012 for office space in Austin, Texas. The lease is for approximately 4,369 square feet and is for two years commencing January 2012. The Company did not incur any rent expense during 2011. The following table reflects the future minimum lease payments under the operating lease:

Years Ending December 31:
2012	$139,555
2013	144,452
2014	12,053
$296,060

NOTE 10 – INCOME TAXES

Through December 31, 2011, Stanford Energy, Inc. and the predecessor were not taxable entities for U.S. federal income tax purposes.  Under Stanford Energy, Inc.’s S-corporation election and the predecessor’s tax status, income taxes were generally borne by the shareholders/owners and losses were generally deductible at the shareholder/owner level. Accordingly, no recognition has been given to federal income tax or benefit in the accompanying financial statements.

In January 2012, the Company terminated its S-corporation status and thereafter will be taxed as a regular C-corporation. Under current accounting guidance for public companies, the Company reclassified the accumulated deficit to additional paid-in capital on January 1, 2012. A deferred income tax benefit and a related deferred tax asset of $1,631 were recognized on January 1, 2012. The components of the net deferred income tax asset at January 1, 2012 were as follows:

Deferred tax liabilities
Oil and gas property	$(125,017)
Derivative put option liability	(355)
Deferred tax assets
Asset retirement obligation	95,242
Share-based compensation	31,761
Net Deferred Tax Asset	$1,631

NOTE 11 – AVAILABLE-FOR-SALE SECURITIES

Stockholders of the Company purchased 100,000 shares of Ring Energy, Inc. (“Ring”) common stock in May 2011 at $2.00 per share and contributed the shares to the Company.  The stockholders purchased the Ring shares on behalf of the Company and the capital contribution was recognized at $200,000 based on the $2.00 price per share paid by the stockholders.  The Company used 20,000 of the Ring shares as part of the consideration paid to purchase the Fisher I Property in May 2011.  The remaining 80,000 Ring shares appreciated to $4.00 per share at December 1, 2011 when they were used as part of the consideration paid to purchase the Fisher II property.  As a result, the Company realized a $160,000 gain on the available-for-sale securities. The fair value of the Ring shares at December 1, 2011 was based on the price at which they were issued during December 2011 in a private placement offering.

NOTE 12 – PUT OPTIONS

The Company granted put options on the Ring shares transferred in connection with the acquisitions of oil and natural gas properties in May and December 2011.  In May 2011, the Company granted 20,000 options with terms allowing the property seller to require the Company to repurchase the Ring shares at $5.00 per share through November 24, 2011.  At the date of issuance, the fair value of this liability was $72,922 and was capitalized as part of the acquisition cost.  In December 2011, the Company granted 80,000 options with terms allowing the property seller to require the Company to repurchase the Ring shares at $5.00 per share through December 1, 2012.  At the date of issuance, the fair value of this liability was $277,760 and was capitalized as part of the acquisition cost.  The put options are contingent consideration classified as liabilities under FASB ASC 305-30 and are recognized at the acquisition date fair value as part of the consideration transferred.  They are re-measured to fair value at each reporting date until the contingency is resolved with the change in fair value being recognized in earnings.  The put option issued in May 2011 expired unexercised prior to December 31, 2011 and therefore the full liability related to these options was recognized as a gain on change in fair value of put options.  As of December 31, 2011, the fair value of the remaining liability was $276,736.  The following table illustrates the assumptions used in the Black-Scholes option pricing model at the measurement dates:

STANFORD ENERGY, INC.

NOTES TO FINANCIAL STATEMENTS

	May 23, 2011	December 1, 2011	December 31, 2011
Risk free interest rate	0.11%	0.11%	0.11%
Expected life (years)	0.5	1.0	0.9
Dividend yield	0%	0%	0%
Volatility	207%	198%	198%

NOTE 13 – FAIR VALUE MEASUREMENTS

Generally accepted accounting principles establish a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The Company’s fair value measurements are based on the observability of those inputs.  The three levels of the fair value hierarchy are as follows:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. The Company does not have any fair value balances classified as Level 1.

•

Level 2 — Inputs other than quoted prices in active markets included in Level 1 that are either directly or indirectly observable. The Company’s put options are measured on a recurring basis using Level 2 inputs, as further described in Note 12.

•	Level 3 — Includes inputs that are not observable for which there is little, if any, market activity for the asset or liability being measured.

In valuing certain contracts, the inputs used to measure fair value may fall into different levels of the fair value hierarchy.  For disclosure purposes, assets and liabilities are classified in their entirety in the fair value hierarchy level based on the lowest level of input that is significant to the overall fair value measurement.  Our assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the placement within the fair value hierarchy levels.

During the eight months ended December 31, 2011, the Company incurred a $269,241 asset retirement obligation that represented a non-recurring fair-value liability. The fair value of the non-financial liabilities was calculated using Level 3 inputs as further described in Note 5.

The Company’s financial instruments consist primarily of cash, trade receivables, trade payables, and notes payable.  As of December 31, 2011, the historical cost of cash, trade receivables, trade payables, and notes payable are considered to be representative of their respective fair values due to the short-term maturities of these items or that they bear market interest rates.

NOTE 14 – SUBSEQUENT EVENTS

Subsequent to December 31, 2011, the Company received advances from Ring Energy, Inc. of $150,000.

In January 2012, the Company entered into a separate promissory note payable to Ring Energy, Inc. for $250,000, bearing 5% interest per annum, payable in January 2013.  Further, Stanford has received the full $250,000 available under this promissory note.

In March 2012, the Company entered into a separate promissory note payable to Ring Energy, Inc. for $250,000, bearing 5% interest per annum, also payable in January 2013.  Further, Stanford has received the full $250,000 available under this promissory note.

In May 2012, the Company entered into another separate promissory note payable to Ring Energy, Inc. for $500,000, bearing 5% interest per annum, also payable in January 2013.  Further, Stanford has received $350,000 available under this promissory note.

STANFORD ENERGY, INC.

SUPPLEMENTAL INFORMATION ON OIL AND NATURAL GAS PRODUCING ACTIVITIES

(UNAUDITED)

Results of Operations from Oil and Natural Gas Producing Activities – The Company’s results of operations from oil and natural gas producing activities exclude interest expense, gain on derivative, and other financing expense.

		Predecessor
	Successor	Carve-Out
	For the Eight	For the Four	For the Year
	Months Ended	Months Ended	Ended
	December 31,	April 30,	December 31,
	2011	2011	2010
Oil and gas sales	$388,674	$96,956	$278,010
Production costs	(173,310)	(71,656)	(126,128)
Production taxes	(18,428)	(4,468)	(12,819)
Depreciation, depletion, amortization and accretion	(94,923)	(6,510)	(21,076)
General and administrative (exclusive of corporate overhead)	(138,960)	-	-
Results of Oil and Gas Producing Operations	$(36,947)	$14,322	$117,987

Reserve Quantities Information – The following estimates of proved and proved developed reserve quantities and related standardized measure of discounted net cash flow are estimates only, and do not purport to reflect realizable values or fair market values of the Company’s reserves.  The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and natural gas properties.  Accordingly, these estimates are expected to change as future information becomes available.  Discounted future cash flow estimates like those shown below are not intended to represent estimates of the fair value of oil and natural gas properties. Estimates of fair value would also consider probable and possible reserves, anticipated future oil and natural gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair value is necessarily subjective and imprecise.

Proved reserves are estimated reserves of oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.  Proved developed reserves are those expected to be recovered through existing wells, equipment and methods. Proved reserves are determined on an annual basis. Changes in reserves during the year ended December 31, 2011 include the changes while the Fisher I Properties were owned by its predecessor.  All of the Company’s reserves are located in the United States of America.

The standardized measure of discounted future net cash flows is computed by applying the price according to the SEC guidelines for oil and natural gas to the estimated future production of proved oil and natural gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on year-end statutory tax rates) to be incurred on pretax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions.  The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows. Changes in estimated future net cash flows during the year ended December 31, 2011 include the changes while the Fisher I Properties were owned by its predecessor.

For the Years Ended December 31,	2011		2010
	Oil (1)	Natural Gas (1)	Oil (1)	Natural Gas (1)
Proved Developed and Undeveloped Reserves
Beginning of year	68,036	-	71,731	-
Purchases of minerals in place	910,839	448,681	-	-
Improved recovery and extensions	1,143,998	360,453	-	-
Production	(5,297)	(2,369)	(3,695)	-
Revision of previous estimate	375,984	942,335	-	-

End of Year	2,493,560	1,749,100	68,036	-

Proved Developed at End of Year	414,350	75,330	68,036	-

   1 Oil reserves are stated in barrels; natural gas reserves are stated in thousand cubic feet.

STANFORD ENERGY, INC.

SUPPLEMENTAL INFORMATION ON OIL AND NATURAL GAS PRODUCING ACTIVITIES

(UNAUDITED)

Standardized Measure of Discounted Cash Flows

December 31,	2011	2010
Future cash flows	$237,949,800	$5,792,121
Future production costs	(43,060,810)	(2,681,101)
Future development costs	(48,146,550)	-
Future income taxes	(49,835,277)	(1,088,857)
Future net cash flows	96,907,163	2,022,163
10% annual discount for estimated timing of cash flows	(36,151,588)	(1,082,169)

Standardized Measure of Discounted Cash Flows	$60,755,575	$939,994

Changes in Standardized Measure of Discounted Future Net Cash Flows

	2011	2010
Beginning of the year	$939,994	$1,502,421
Purchase of minerals in place	32,785,800	-
Extensions, discoveries and improved recovery, less related costs	38,981,734	-
Development costs incurred during the year	317,042	-
Sales of oil and gas produced, net of production costs	(219,617)	(121,063)
Accretion of discount	68,517	147,895
Net changes in price and production costs	18,810,992	-
Net change in estimated future development costs	(1,832,496)	-
Revision of previous quantity estimates	7,376,116	-
Revision of estimated timing of cash flows	(5,720,962)	522,274
Net change in income taxes	(30,751,545)	(1,111,533)

End of the Year	$60,755,575	$939,994

RING ENERGY, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

The following unaudited pro forma condensed consolidated statements of operations have been prepared to present the operations of Stanford Energy, Inc. as though the acquisitions of the Fisher I Properties, the Miocene Properties, the Fisher II Properties and Ring Energy, Inc. had occurred at the beginning of the six months ended June 30, 2012 and the beginning of the year ended December 31, 2011.  The unaudited pro forma financial information is illustrative of the effects of the acquisitions on the results of operations and does not necessarily reflect the results of operations that would have resulted had the acquisitions actually occurred at those dates.  In addition, the pro forma financial information is not necessarily indicative of the results that may be expected for the year ended December 31, 2012, or any other period.  The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto and the separate financial statements of the entities involved and the properties acquired included elsewhere herein, in our Quarterly Reports on Form 10-Q for the three months ended March 31, 2012 and the six months ended June 30, 2012 and in our Annual Report on Form 10-K for the year ended December 31, 2011.

RING ENERGY, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2012

	Stanford	Ring
	For the Six	For the Three
	Months Ended	Months Ended	Pro Forma		Pro Forma
	June 30, 2012	March 31, 2012	Adjustments		Consolidated

Oil and Gas Revenues	$670,525	$-	$-		$670,525

Costs and Operating Expenses
Oil and gas production costs	375,255	-	-		375,255
Oil and gas production taxes	32,625	-	-		32,625
Depreciation, depletion and amortization	175,835	-	-		175,835
Accretion expense	9,524	-	-		9,524
General and administrative expense	1,154,499	81,625	7,662	(D)	1,243,786

Total Costs and Operating Expenses	1,747,738	81,625	7,662		1,837,025

Other Income (Expense)
Gain on derivative put options	93,408	-	-		93,408
Interest income	-	16,089	4,382	(D)
			(13,449)	(E)	7,022
Interest expense	(187,846)	-	-		(187,846)

Net Other Income (Expense)	(94,438)	16,089	(9,067)		(87,416)

Net Income (Loss)	$(1,171,651)	$(65,536)	$(16,729)		$(1,253,916)

Basic Earnings (Loss) per Share	$(0.33)	$(0.01)			$(0.12)
Diluted Earnings (Loss) per Share	$(0.33)	$(0.01)			$(0.12)

See the accompanying notes to unaudited pro forma condensed consolidated statements of operations.

RING ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

	Stanford
		Predecessor
	Successor	Carve-out	Miocene	Fisher II	Ring
	For the Eight	For the Four	For the Eight	For the Eleven	For the Year
	Months Ended	Months Ended	Months Ended	Months Ended	Ended
	December 31,	April 30,	August 31,	November 30,	December 31,	Pro Forma		Pro Forma
	2011	2011	2011	2011	2011	Adjustments		Consolidated

Oil and Natural Gas Sales	$388,674	$96,956	$408,096	$273,996	$2,624	$-		$1,170,346

Costs and Operating Expenses
Lease operating expenses	173,310	71,656	145,911	160,247	479	-		551,603
Production taxes	18,428	4,468	20,459	12,629	121	-		56,105
Depreciation, depletion and amortization	89,376	2,778	-	-	-	156,358	(A)	248,512
Accretion expense	5,547	3,732	1,983	8,961	-	(1,623)	(B)	18,600
General and administrative expenses	428,575	6,000	-	-	78,478	-		513,053

Total Costs and Operating Expenses	715,236	88,634	168,353	181,837	79,078	154,735		1,387,873

Income (Loss) from Operations	(326,562)	8,322	239,743	92,159	(76,454)	(154,735)		(217,527)

Other Income (Expense)
Gain on derivative put options	73,946	-	-	-	-	-		73,946
Gain on change in value of Ring
Energy, Inc. common stock	160,000	-	-	-	-	-		160,000
Non-refundable transaction fee	250,000	-	-	-	(250,000)	-		-
Interest income	-	-	-	-	6,206	(3,122)	(E)	3,084
Interest expense	(94,219)	-	-	-	-	(119,042)	(C)
						3,122	(E)	(210,139)

Other Income (Expense), net	389,727	-	-	-	(243,794)	(119,042)		26,891

Net Income (Loss)	$63,165	$8,322	$239,743	$92,159	$(320,248)	$(273,777)		$(190,636)

Basic Earnings (Loss) per Share	$0.01	$-			$(0.09)			$(0.02)
Diluted Earnings (Loss) per Share	$0.01	$-			$(0.09)			$(0.02)

See the accompanying notes to unaudited pro forma condensed consolidated statements of operations.

RING ENERGY, INC. AND SUBSIDIARY

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

On June 28, 2012, Ring Energy, Inc. (“Ring”) completed the acquisition of Stanford Energy, Inc. (“Stanford”) through the closing of a stock-for-stock exchange agreement dated May 3, 2012.  As a result, Stanford became a wholly-owned subsidiary of Ring.  At the closing, the Stanford shareholders exchanged their 1,376 shares of Stanford common stock for 3,440,000 shares of Ring common stock.  In addition, Ring assumed and adopted Stanford’s equity compensation plan and its outstanding options to purchase 450 shares of Stanford common stock, which represented the right to purchase 1,125,000 shares of Ring common stock at $2.00 per share. On February 6, 2012, the date the terms of the exchange agreement were agreed to and announced, Ring had 5,786,884 shares of common stock outstanding, of which Stanford shareholders held 793,317 shares. Under current accounting guidance, as a result of the number of shares and stock options to acquire shares issued to the Stanford shareholders and options holders, Stanford was determined to be the accounting acquirer and its historical operations were adjusted to reflect its reorganization in a manner equivalent to a 2,500-for-1 stock split.

On May 23, 2011, Stanford purchased proved developed and undeveloped oil and natural gas (properties referred to as the “Fisher I Property”) located in the Permian Basin, Andrews County, Texas.  The Fisher I Property acquired consisted of 100% of the working interest (75% net revenue interest) in four producing leases, a 99.6% working interest (74.7% net revenue interest) in 640 undeveloped acres and a 92.0% working interest (69.0% net revenue interest) in 960 undeveloped acres.  The Fisher I Property was acquired for $2,296,228 of total consideration consisting of cash of $2,183,306, the transfer of 20,000 shares of Ring common stock, valued at $2.00 per share or $40,000, and the issuance of a put option relating to the Ring shares valued at $72,922, whereby the holders could put the Ring shares back to Stanford for $5.00 per share through November 24, 2011.

On August 17, 2011, Stanford purchased proved developed and undeveloped oil and natural gas (properties referred to as the “Miocene Property”) located in the Permian Basin, Andrews County, Texas.  The Miocene Property consisted of 100% of the working interest (75% to 77% net revenue interest) in three producing leases.  The Miocene Property was acquired for cash totaling $1,791,165.

On December 1, 2011, the Company purchased proved developed and undeveloped oil and natural gas (properties referred to as the “Fisher II Property”) which was also located in the Permian Basin, Andrews County, Texas.  The Fisher II Property acquired consisted of 100% of the working interest (75% net revenue interest) in one lease.  The Fisher II Property was acquired for $1,747,760 of total consideration consisting of cash of $1,150,000, the transfer of 80,000 shares of Ring common stock, valued at $4.00 per share or $320,000, and the issuance of a put option relating to the Ring shares valued at $277,760, whereby the holder can put the Ring shares back to Stanford at $5.00 per share through December 1, 2012.

The following adjustments have been made to the accompanying unaudited pro forma condensed consolidated statements of operation in order to present the operations of the combined entities as though the acquisitions of the properties occurred on January 1, 2011 and the acquisition of Ring occurred on January 1, 2011 and 2012:

(A)

To adjust depreciation, depletion and amortization of the oil and gas properties acquired based on their cost to Stanford Energy, Inc.

(B)

To adjust accretion expense relating to the asset retirement obligation to reflect the liability incurred by Stanford Energy, Inc. upon its acquisition of the properties.

(C)

To record additional interest expense that would have been incurred on the line of credit payable to a bank had the cash portion of the purchases of the properties occurred on January 1, 2011.

(D)

To reflect interest income and general and administrative expense incurred by Ring Energy, Inc. during the period from April 1, 2012 through June 28, 2012.

(E)

To eliminate intercompany interest accrued on advances and notes payable from Stanford Energy, Inc. to Ring Energy, Inc.

RING ENERGY, INC. AND SUBSIDIARY

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

Pro forma loss per share was computed based on the weighted-average common shares outstanding for Stanford Energy, Inc., as a result of the 2,500-for1 stock split, plus the 6,579,808 Ring shares that were outstanding on June 28, 2012. Pro forma loss per share for the six months ended June 30, 2012 and for the year ended December 31, 2011 was computed as follows:

	For the Six	For the
	Months Ended	Year Ended
	June 30,	December 31,
	2012	2011
Pro forma net loss	$(1,253,916)	$(190,636)
Basic weighted-average common shares outstanding	10,092,114	12,704,055
Effect of dilutive stock options	-	-
Diluted weighted-average common shares outstanding	1,092,114	12,704,055
Basic pro forma loss per share	$(0.12)	$(0.02)
Diluted pro forma loss per share	$(0.12)	$(0.02)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders

Ring Energy, Inc.

We have audited the accompanying statements of oil and natural gas sales and direct operating expenses of the Miocene Oil and Gas Property (the “Miocene Property”) acquired by Stanford Energy, Inc. (“Stanford”) for the eight months ended August 31, 2011 and for the year ended December 31, 2010. These financial statements present only the sales and direct operating expenses of the Miocene Property acquired by Stanford. These financial statements are the responsibility of the management of Stanford. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. Stanford was not required to have, nor were we engaged to perform, an audit of internal control over financial reporting for the Miocene Property acquired. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying financial statements of the Miocene Property acquired by Stanford referred to above present fairly, in all material respects, the oil and natural gas sales and direct operating expenses of the Miocene Property for the eight months ended August 31, 2011 and for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1, the accompanying financial statements are not a complete presentation of the operations of the Miocene Property acquired.

/s/ HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah

June 26, 2012

RING ENERGY, INC.
MIOCENE OIL AND NATURAL GAS PROPERTY ACQUIRED
STATEMENTS OF OIL AND NATURAL GAS SALES AND DIRECT OPERATING EXPENSES

	For the Eight	For the Year
	Months Ended	Ended
	August 31,	December 31,
	2011	2010
Oil and Gas Sales	$408,096	$597,643

Direct Operating Expenses
Oil and gas production costs	145,911	261,834
Oil and gas production taxes	20,459	28,214
Accretion expense	2,974	3,024

Total Direct Operating Expenses	169,344	293,072

Direct Operating Profit	$238,752	$304,571

Note 1 - Basis of Presentation

The accompanying financial statements present only the oil and natural gas sales and direct expenses of the Miocene Oil and Gas Property acquired by Stanford Energy, Inc. (“Stanford”) for the eight months ended August 31, 2011 and for the year ended December 31, 2010.  The Miocene Oil and Gas Property was purchased by Stanford on August 17, 2011; however, Stanford obtained control of the related properties and operations on August 31, 2011, which was the acquisition date for financial reporting purposes.

Complete financial statements, including a balance sheet, are not presented because they are not reasonably available.  Accordingly, it is not practicable to identify all assets and liabilities, or the indirect operating costs applicable to the Miocene Oil and Gas Property.  As such, the historical statements of sales and direct operating expenses have been presented in lieu of financial statements prescribed by Rules 8-02 and 8-03 of Securities and Exchange Commission Regulation S-X.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expense during the reported period.  Accordingly, actual results could differ from those estimates.

Oil and natural gas sales are recognized when sold and delivered to third parties.  Direct operating expenses are recognized when incurred and include lease operating costs and production taxes directly related to the property interests acquired.  Accretion of the asset retirement obligation is also included to the extent it is directly attributable to the properties acquired.  Direct operating expenses exclude costs associated with acquisition, exploration, and development of oil and natural gas properties, geological and geophysical costs and costs of drilling and equipping productive and non-productive wells.  General and administrative expense, interest expense, depreciation, depletion, amortization, income taxes and other indirect expenses have been excluded from direct operating profit because their historical amounts would not be comparable to those resulting from future operations; accordingly, the accompanying financial statements are not a complete presentation of the operations of the mineral leases acquired.

RING ENERGY, INC.
MIOCENE OIL AND NATURAL GAS PROPERTIES ACQUIRED
SUPPLEMENTAL INFORMATION ON OIL AND NATURAL GAS RESERVES
(UNAUDITED)

The following estimates of proved reserve quantities and related standardized measure of discounted net cash flows relate only to the Miocene Oil and Gas Property acquired.  They are estimates only, and do not purport to reflect realizable values or fair market values.  Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing oil and gas properties.  Accordingly, these estimates are expected to change as future information becomes available.  All of the reserves are located in the United States of America.

Reserve Quantities Information – Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.  Proved developed reserves are those expected to be recovered through existing wells, equipment and methods.

	For the Year Ended
	December 31, 2010
	Oil (1)	Natural Gas (1)

Proved Developed and Undeveloped Reserves
Beginning of year	527,629	376,407
Production	(7,664)	(3,745)

End of year	519,965	372,662

Proved Developed Reserves at End of Year	171,015	81,332

(1) Oil reserves are stated in barrels; natural gas reserves are stated in thousand cubic feet.

Standardized Measure of Discounted Future Net Cash Flows – The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on year-end statutory tax rates) to be incurred on pretax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions.  The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows.

At December 31, 2010

Future cash inflows	$49,676,306
Future production costs	(9,295,799)
Future development costs	(8,400,000)
Future income taxes	(10,554,548)
Future net cash flows	21,425,959
10% annual discount for estimated timing of cash flows	(8,065,837)
Standardized Measure of Discounted Future Net Cash Flows	$13,360,122

Changes in the Standardized Measure of Discounted Future Net Cash Flows

For the Year Ended December 31, 2010

Beginning of the year	$13,318,911
Sales of oil and natural gas produced, net of production costs	(307,595)
Accretion of discount	1,349,680
Net changes in prices and production costs	(75,893)
Net changes in timing of cash flows	(2,075,303)
Net change in income taxes	1,150,322
Standardized Measure of Discounted Future Net Cash Flows	$13,360,122

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders

Ring Energy, Inc.

We have audited the accompanying statements of oil and natural gas sales and direct operating expenses of the Fisher II Oil and Gas Property (the “Fisher II Property”) acquired by Stanford Energy, Inc. (“Stanford”) for the eleven months ended November 30, 2011 and for the year ended December 31, 2010. These financial statements present only the sales and direct operating expenses of the Miocene Property acquired by Stanford. These financial statements are the responsibility of the management of Stanford. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. Stanford was not required to have, nor were we engaged to perform, an audit of internal control over financial reporting for the Fisher II Property acquired. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying financial statements of the Fisher II Property acquired by Stanford referred to above present fairly, in all material respects, the oil and natural gas sales and direct operating expenses of the Fisher II Property for the eleven months ended November 30, 2011 and for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1, the accompanying financial statements are not a complete presentation of the operations of the Fisher II Property acquired.

/s/ HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah

June 26, 2012

RING ENERGY, INC.
FISHER II PROPERTY ACQUIRED
STATEMENTS OF OIL AND NATURAL GAS SALES AND DIRECT OPERATING EXPENSES

	For the Eleven	For the Year
	Months Ended	Ended
	November 30,	December 31,
	2011	2010
Oil and Gas Sales	$273,996	$253,094

Direct Operating Expenses
Oil and gas production costs	160,247	155,930
Oil and gas production taxes	12,629	11,670
Accretion expense	8,961	9,846

Total Direct Operating Expenses	181,837	177,446

Direct Operating Profit	$92,159	$75,648

Note 1 – Basis of Presentation

The accompanying financial statements present only the oil and natural gas sales and direct expenses of the Fisher II Property acquired by Stanford Energy, Inc. (“Stanford”) for the eleven months ended November 30, 2011 and for the year ended December 31, 2010.  The Fisher II Property was purchased by Stanford on December 1, 2011.

Complete financial statements, including a balance sheet, are not presented because they are not readily available.  Accordingly, it is not practicable to identify all assets and liabilities or the indirect operating expenses applicable to the Fisher II Property.  As such, the historical statements of sales and direct operating expenses have been presented in lieu of financial statements prescribed by Rules 8-02 and 8-03 of Securities and Exchange Commission Regulation S-X.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expense during the reported period.  Accordingly, actual results could differ from those estimates.

Oil and natural gas sales are recognized when sold and delivered to third parties.  Direct operating expenses are recognized when incurred and include lease operating costs and production taxes directly related to the property interests acquired.  Accretion of the asset retirement obligation is also included to the extent it is directly attributable to the properties acquired.  Direct operating expenses exclude costs associated with acquisition, exploration, and development of oil and natural gas properties, geological and geophysical costs and costs of drilling and equipping productive and non-productive wells.  General and administrative expense, interest expense, depreciation, depletion and amortization, income taxes and other indirect expenses have been excluded from direct operating profit because their historical amounts would not be comparable to those resulting from future operations; accordingly, the accompanying financial statements are not a complete presentation of the operations of the mineral leases acquired.

STANFORD ENERGY, INC.
FISHER II PROPERTY ACQUIRED
SUPPLEMENTAL INFORMATION ON OIL AND NATURAL GAS RESERVES
(UNAUDITED)

The following estimates of proved reserve quantities and related standardized measure of discounted net cash flows relate only to the Fisher II Property acquired.  They are estimates only, and do not purport to reflect realizable values or fair market values.  Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing oil and gas properties.  Accordingly, these estimates are expected to change as future information becomes available.  All of the reserves are located in the United States of America.

Reserve Quantities Information – Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.  Proved developed reserves are those expected to be recovered through existing wells, equipment and methods.

	For the Year Ended
	December 31, 2010
	Oil (1)	Natural Gas (1)

Proved Developed and Undeveloped Reserves
Beginning of year	432,107	234,684
Production	(3,402)	-
End of year	428,705	234,684
Proved Developed Reserves at End of Year	121,410	-

(1)

Oil reserves are stated in barrels; natural gas reserves are stated in thousand cubic feet.

Standardized Measure of Discounted Future Net Cash Flows – The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on year-end statutory tax rates) to be incurred on pretax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions.  The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows.

At December 31, 2010

Future cash inflows	$40,392,257
Future production costs	(8,026,104)
Future development costs	(6,700,000)
Future income taxes	(9,011,809)
Future net cash flows	16,654,344
10% annual discount for estimated timing of cash flows	(5,721,735)
Standardized Measure of Discounted Future Net Cash Flows	$10,932,609

Changes in the Standardized Measure of Discounted Future Net Cash Flows

For the Year Ended December 31, 2010
Beginning of the year	$10,814,746
Sales of oil and natural gas produced, net of production costs	(85,494)
Accretion of discount	1,104,200
Net changes in prices and production costs	(56,372)
Net changes in timing of cash flows	(1,571,787)
Net change in income taxes	727,316
Standardized Measure of Discounted Future Net Cash Flows	$10,932,609